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                                                                    EXHIBIT 23.2


                        CONSENT OF DELOITTE & TOUCHE LLP

        We consent to the incorporation by reference in this Registration Statement of Abaxis, Inc. on Form S-8 of our reports dated April 26, 2001, appearing in the Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2001.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 12, 2002